Exhibit 99.1
Kindred Biosciences Announces Agreement Granting Elanco Exclusive Global Rights for its Parvovirus Monoclonal Antibody
San Francisco, California (December 11, 2020) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company focused on saving and improving the lives of pets, today announced an agreement granting Elanco Animal Health Incorporated exclusive global rights to KIND-030, a monoclonal antibody targeting canine parvovirus (CPV). As part of the agreement, KindredBio also has a right of last refusal to manufacture certain of Elanco’s other monoclonal antibody products.
CPV is the most significant and contagious viral cause of enteritis in dogs, especially puppies, with mortality rates reportedly as high as 91% if untreated. There are currently no Food and Drug Administration or United States Department of Agriculture approved treatments for CPV, nor any other available treatment.
“We are very pleased to have entered into this strategic collaboration. Elanco is a recognized leader in animal health with an extensive global commercial footprint and a great reputation for being a partner of choice within the veterinary industry, who shares our commitment to novel, first-in-class therapies for pets,” said KindredBio's Chief Executive Officer, Richard Chin, M.D. “This agreement, which further underscores demand for our assets and our partnership-based approach to commercialization, is expected to significantly expand global market access to KIND-030 as we seek to transform how this deadly disease is treated and prevented.”
Under the terms of the agreement, KindredBio will receive an upfront payment of $500,000, development milestone payments of up to $16 million upon achievement of certain development, regulatory and manufacturing targets, and sales milestones in an aggregate amount of up to $94 million payable throughout the term of the agreement. Furthermore, royalty payments are to range from the low to high teens. The agreement specifies that KindredBio will supply the licensed product to Elanco, and that Elanco will conduct the necessary regulatory activities to achieve approvals in Europe and other key international markets.
“Elanco is excited to collaborate with KindredBio to advance KIND-030 – a first-in-class monoclonal antibody to address the significant unmet need stemming from canine parvovirus infection,” said Aaron Schacht, Executive Vice President, Innovation, Regulatory and Business Development, Elanco. “Elanco’s global commercial reach, portfolio and capabilities make us the partner of choice for animal health biotechnology companies to develop, register and commercialize innovative new products.”
With commercial sales and marketing teams located in 48 countries with the ability to reach animals in up to 100 countries, a sales force exceeding 2,000 people and complementary vaccine and therapeutics portfolios, Elanco is strongly positioned to market KIND-030 in the United States, Europe, and globally.
Currently, owners spend up to thousands of dollars per puppy in supportive care for CPV, with average cost of $1,200. Banfield estimates that there are approximately 250,000 parvo cases in the U.S. each year, excluding emergency hospitals, shelters, specialty hospitals, or undiagnosed cases1.
KIND-030 is being pursued for two indications in dogs: prophylactic therapy to prevent clinical signs of canine parvovirus infection and treatment of established parvovirus infection.
1 2014 Banfield State of Pet Health report compiled from the medical data of 2.3 million dogs treated at Banfield Pet Hospitals 2013.

On September 16, 2020, KindredBio reported positive results from its pivotal efficacy study for the prophylactic indication. Completion of the upcoming pivotal efficacy study for the therapeutic indication is expected in the first quarter of 2021. KindredBio will provide an update on the timing of KIND-030’s expected approval at the time of announcing the company’s fourth quarter 2020 results. Regulatory approval and review timeline are subject to the typical risks inherent in such a process.
Separately, KindredBio announces that it is on track to start the pivotal efficacy study for tirnovetmab (KIND-016), a fully caninized, high-affinity monoclonal antibody targeting interleukin-31 for the treatment of atopic dermatitis in dogs by year-end 2020. Furthermore, the pilot field effectiveness study for KindredBio's anti-TNF antibody for canine inflammatory bowel disease is on course to complete and read out by year-end.
Dr. Chin will present at the LD Micro Main Event Conference on Monday, December 14 at 2.40pm ET. To register for the presentation, click here.
About Kindred Biosciences
Kindred Biosciences is a biopharmaceutical company developing innovative biologics focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The Company’s strategy is to identify targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated targets for dogs and cats. KindredBio has a deep pipeline of novel biologics in development across many therapeutic classes, alongside state-of-the-art biologics manufacturing capabilities and a broad intellectual property portfolio.
For more information, visit: www.kindredbio.com

About Elanco

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching life and our Elanco Healthy Purpose™ Sustainability/ESG Pledges – all to advance the health of animals, people and the planet.
Learn more at www.elanco.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our products and our product candidates for the foreseeable future; the likelihood that our revenue will vary from quarter to quarter; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our products and our lead product candidates which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our products and our product candidates and the potential inability of these manufacturers to deliver a sufficient amount of supplies on a timely basis; the uncertain effect of the COVID-19 pandemic on our business, results of operations and financial condition; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to enter into satisfactory agreements with third-party licensees of our biologic products or to develop a satisfactory sales organization for our equine small molecule products; our significant costs of operating as a public company; potential cyber-attacks on our information technology systems or on our third-party providers’ information technology systems, which could disrupt our operations; our potential inability to repay the secured indebtedness that we have incurred from third-party lenders, and the restrictions on our business activities that are contained in our loan agreement with these lenders; the risk that our 2020 strategic realignment and restructuring plans will result in unanticipated costs or revenue shortfalls; uncertainty about the amount of royalties that we will receive from the sale of Mirataz® to Dechra Pharmaceuticals PLC; the risk that the revenue from our delivery of services or products under any contract may be less than we anticipate if the other party to the contract exercises its right to terminate the contract prior to the completion of the contract; our potential inability to obtain and maintain patent protection and other intellectual property protection for our products and our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
The results stated in this press release have not been reviewed by the Food and Drug Administration or the United States Department of Agriculture Center for Veterinary Biologics, as applicable.
Contacts

For investor inquiries:
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438